EXHIBIT 10.1
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                   AMENDED AND RESTATED AS OF DECEMBER 7, 2005

                        ANTEON INTERNATIONAL CORPORATION

                    AMENDED AND RESTATED EXECUTIVE AGREEMENT

         THIS AGREEMENT is an amendment and restatement, made as of the date above written, of an agreement originally made as of January 1, 2004, as amended on June 21, 2004 by and between Anteon International Corporation ("Anteon" and, together with its subsidiaries and divisions, the "Company") and the key officer of the Company whose name appears on the signature page hereof (the "Executive).

1. INTRODUCTION. Anteon's philosophy is to provide to its officers and key executives a compensation program that it considers to be among the very best in its industry and therefore desires to make the benefits provided for in this agreement available to the Executive as part of his or her compensation package.

2.       DEFINITIONS

         2.1 "Agreement" means this agreement between Anteon and the Executive, as amended and restated on December 7, 2005.

         2.2 "Anteon" means Anteon International Corporation or any successor to substantially all of the business and operations of Anteon International Corporation.

         2.3    "Board" means the Board of Directors of Anteon.

         2.4 "Bonus Opportunity" means the percentage of Salary that is the target bonus for the relevant year, as established by the Board.

         2.5 "Cause" means the Executive's (i) conviction of, or pleading of nolo contendere to, a felony level criminal violation, or the commission of any act of dishonesty, disloyalty, misconduct or moral turpitude that is injurious to the property, operations, business or reputation of the Company, or (ii) material misconduct or failure to perform

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         his or her duties in a reasonably satisfactory manner after the receipt of a notice from the Company detailing such misconduct or failure, if the misconduct or failure is capable of cure, and the subsequent failure by the Executive to cure such misconduct or failure within thirty (30) days of receipt of such notice.

         2.6    "Change in Control" means:

                (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); PROVIDED, HOWEVER, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Corporation or any affiliate thereof, (II) any acquisition by any employee benefit plan sponsored or maintained by the Corporation or any affiliate thereof, or (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2.6;

                (ii) Individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination)

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                shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                (iii) approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

                (iv) the sale of all or substantially all of the business or assets of the Corporation to any Person (other than a transfer to a subsidiary); or

                (v) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
                Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Outstanding Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Corporation Voting Securities were converted pursuant to such

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                Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Corporation's Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation , is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

         2.7 "Committee" means the Compensation Committee appointed by the Board or if there is no such committee, then the Board.

         2.8 "Company" means Anteon International Corporation and its subsidiaries, or any successor to substantially all of the business and operations of Anteon International Corporation and its subsidiaries.

         2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.10 "Executive" means the individual identified on the signature page of this Agreement.

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         2.11   "Extended Compensation Payment" means all amounts, if any, payable under Section 3 and Exhibit A of this Agreement to the Covered Employee upon a termination without Cause or a resignation for Good Reason.

         2.12 "Good Reason" means the Executive's resignation from all employment and service with the Company within 90 days after the occurrence of one or more of the following:

                (i) a reduction in his or her Salary or Bonus Opportunity from that of the prior year, or a reduction in Salary or Bonus Opportunity already established for a given year (it being understood that any bonus payments will be subject to performance and/or service goals as the Board may prescribe),

                (ii) a material diminution in the Executive's duties or responsibilities (but a change in the Executive's reporting relationships or reporting responsibilities within the Company or within any successor to substantially all of the Company' business and operations shall not itself constitute "Good Reason").

                (iii) the Company requires the Executive to be based at any place outside a 50 mile radius from the work location at which the Executive was based on the date of the Change in Control,

                (iv) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

                (v) any material breach by the Company of any provision of this Agreement

                (vi) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
                Section 2.5 hereof,

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                (vii)   any event or condition described in Section 2.13(i)
                through (vi) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with a Change in Control.

         Notwithstanding anything in this Section 2.12, the Executive may not resign for "Good Reason" unless he or she shall have first given notice to Anteon of the reason for such resignation, and Anteon or the Company shall have failed to reasonably cure the situation within thirty (30) days of receipt of such notice.

         2.13 "Release" means a written release, in the form as attached hereto, executed by the Executive who has been granted an Extended Compensation Payment, releasing and discharging the Company, its trustees, officers, directors, employees, advisers, consultants, shareholders, agents and other representatives (including, but not limited to, the members of the Committee) from and against all claims, liabilities and obligations in respect of or arising out of the Executive's employment, and/or any termination of or resignation therefrom, including but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended.

         2.14 "Salary" means the annual rate of base salary of the Executive (prior to any reduction for the Executive's contributions to any employee benefit, deferred compensation, retirement or other plan or arrangement maintained or administered by the Company) as in effect immediately prior to any without Cause termination or resignation for Good Reason. "Monthly Salary" shall be determined by dividing the rate referred to in the preceding sentence by 12.

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         2.15   "Service" means the Executive's last continuous period of
         employment and service with the Company.

         2.16 "Term" of this Agreement means the period commencing on the date first written above and ending on December 31, 2004 and shall be automatically extended on each December 31 thereafter unless either Anteon or the Executive gives written notice at least 30 days prior to the relevant December 31 that either Anteon or the Executive, as the case may be, elects not to have this Agreement continue beyond its then scheduled expiration date.

         2.17 "Termination of Employment" means the Executive's termination of employment with and separation of service from the Company.

3.       GRANTS AND AMOUNTS OF PROTECTION PAYMENTS

         3.1 If during the Term of this Agreement a Change in Control of the Company shall occur and during the two year period following the date of such Change in Control (a) the Company shall terminate the Executive's employment without Cause, or (b) the Executive shall resign for Good Reason, then the Executive will receive an Extended Compensation Payment equal to the following:

                3.1.1 ACCRUED SALARY. Within 15 days of termination without Cause or resignation for Good Reason, the Executive will receive all accrued but unpaid Salary through the date of termination.

                3.1.2 SALARY-RELATED PORTION OF EXTENDED COMPENSATION PAYMENT. Within 15 days after the date of Executive's termination of employment by the Company without Cause or resignation by Executive for Good Reason, the Company will pay Executive a

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                single, lump-sum cash payment equal to the product of (a)
                Executive's Monthly Salary, and (b) the number of months in the period set forth in Exhibit A to the Agreement.

                3.1.3 ACCRUED BONUSES. The Executive will receive payment of his or her bonus entitlement for the year in which either the without Cause termination or resignation for Good Reason occurs, which would otherwise have been paid had the Executive remained employed by Anteon through the end of such year (and without regard to any otherwise applicable requirements that the Executive remain employed by the Company until the regular bonus payment date in the following year). Such bonus shall be payable to the Executive within fifteen (15) days after the date of the without Cause termination or resignation for Good Reason. In addition, if at the time of termination without Cause or resignation for Good Reason the annual bonus for the prior year has not been paid, such bonus will be paid when it otherwise would have been due to the extent earned (determined without regard to any otherwise applicable requirement that the Executive remain employed by the Company until the regular bonus payment date in the following year).

                3.1.4 BONUS-RELATED PORTION OF EXTENDED COMPENSATION PAYMENT. Within 15 days after the date of Executive's termination of employment by the Company without Cause or resignation by

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                Executive for Good Reason, the Company will pay Executive a single, lump-sum cash payment equal to the product of (a) the number of months in the period set forth on Exhibit A, and (b) one-twelfth of Executive's "annual target bonus", which, for purposes of this Section 3.1.4 shall mean an amount equal to one hundred percent (100%) of Executive's bonus established for the year in which either the without Cause termination or resignation for Good Reason occurs, and if no target bonus was established for such year, 100% of the target bonus established for the prior year.

                3.1.5 ACCRUED GENERAL LEAVE. Within 15 days of termination without Cause or resignation for Good Reason, the Executive will receive a payment for all accrued but unused General Leave through the date of termination.

                3.1.6 MEDICAL/DENTAL INSURANCE. Medical/dental insurance coverage for the Executive and his or her eligible dependents is to be continued under the plan in effect on the date of the without Cause termination or resignation for Good Reason, as modified from time to time for similarly situated active executives. The Company will pay its normal share of the coverage rate for a period as set forth on Exhibit A, or until such time as the Executive is covered by the medical/dental insurance of another employer, whichever occurs first. The Executive may continue medical/dental insurance through COBRA for up to an additional eighteen months

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                by paying the required premiums monthly in advance to the
                Company, as provided by and subject to COBRA.

                3.1.7 LIFE INSURANCE. If the Executive is being provided basic life insurance coverage at the time of separation, such basic life insurance coverage shall continue in accordance with Anteon's policies on life insurance coverage as may be in effect from time to time, for the period set forth on Exhibit A, or, if earlier, until such time as (x) the Executive is eligible for coverage by the life insurance of another employer or (y) Anteon ceases to provide its similarly situated executives with basic life insurance coverage, whichever occurs first.

                3.1.8 RETIREMENT PLANS. Benefits accrued through the termination date are governed by the provisions of the applicable "qualified retirement plan" and supplemental retirement savings plan documents.

         3.2 Notwithstanding anything to the contrary in this Agreement, under no circumstances may the Executive receive any Extended Compensation Payment under the terms of this Agreement unless the Committee has received from the Executive an executed Release, in the form attached hereto, that has remained unrevoked for at least eight
         (8) days (or such longer time as Employee may have a right to terminate such Release under applicable law). In addition, if the Executive violates any of the provisions of Section 5 of this Agreement: (i) Executive shall promptly repay to the Company the "Unearned Portion" of the Extended Compensation Payment, and (ii) the Company may immediately cease the payment of the medical, dental and life insurance portion of the Extended Compensation Payment. The Unearned Portion of the Extended Compensation

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         Payment shall be equal to the total amount of the Extended Compensation
         Payment multiplied by a fraction, the denominator of which shall be equal to the number of months used to calculate the Extended Compensation Payment as set forth in Exhibit A, and the numerator of which shall be a quantity equal to the denominator less the number of complete and partial months elapsed between the termination of employment and the violation by Executive of Section 5 of this Agreement.

         3.3 Except as provided in Section 3.4, the Executive shall have no benefits under this Agreement in the event the Executive is terminated with Cause or terminates employment other than for Good Reason.

         3.4 Notwithstanding anything to the contrary in this Agreement, if the Executive's employment terminates for any reason (including resignation for Good Reason) following a Change of Control: (i) the Company hereby waives any requirement that would otherwise bind the Executive (whether pursuant to this Agreement, Section 4.4 of Anteon's standard form of Stock Option Grant Agreement or otherwise) that Executive must follow the corporate policies of the Company after termination; and (ii) the Company hereby waives any right it would otherwise have under Section 4.4 of Anteon's standard form of Stock Option Grant Agreement to terminate the stock option and/or to recover the amount of any option gain realized by the Executive on account of the Executive's providing services to a company whose annual revenues for the most recently completed fiscal year are less than One Billion Dollars ($1,000,000,000) (which termination and/or recovery are provided for in said Section 4.4 under certain circumstances).

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4.       ADMINISTRATION

         4.1 Subject to Section 6.6 hereof, the Committee shall be the administrator of this Agreement, and shall have such rights, powers and authorities commensurate with such position. Such powers shall include, without limitation, the discretion to reasonably interpret the provisions of this Agreement, as well as the discretion to resolve any conflicts or questions arising therefrom.

5.       OBLIGATIONS OF THE EXECUTIVE

         5.1 NON-SOLICITATION. The Company has invested substantial time, money and resources in the development and retention of its inventions, confidential information (including trade secrets), customers, accounts and business partners, and during and prior to the course of the Executive's employment with the Company, the Executive has had and will have access to the Company's inventions, confidential information (including, but not limited to, employee compensation data, cost and pricing data and other trade secrets) and contractual relationships, and will be introduced to existing and prospective customers, vendors, accounts and business partners of the Company. Any and all "goodwill" associated with any existing or prospective customer, vendor, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, vendors, cable operators, accounts or business partners.

                In recognition of this, and in partial consideration for the Company entering into this Agreement with the Executive, the Executive shall be obligated to comply with the

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following provisions if the Executive becomes entitled to any Extended
Compensation Payment under this Agreement:

                (A) During the Executive's employment with the Company, and for a period of one (1) year thereafter, the Executive may not entice or solicit, either directly or indirectly, any Company management employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent from the Company. The preceding sentence of this subparagraph (A) shall not be construed to prohibit the Executive from hiring, directly or indirectly, a Company employee provided such employee contacted or solicited employment from the Executive on his or her own initiative and without any encouragement, influence or inducement from the Executive.

                (B) During the Executive's employment with the Company, and for a period of one (1) year thereafter, the Executive may not, directly or indirectly, entice, solicit or encourage any customer to cease doing business with the Company or reduce its relationship with the Company in respect of any work covered by a contract (including, without limitation, contract task orders and delivery orders) to which the Company was a party during the one year period prior to the termination of Executive's employment.

         5.2    NON-DISPARAGEMENT; NONDISCLOSURE

                (A) The Executive agrees not to make any public statement, or engage in any conduct, that is disparaging to the Company, or any of its employees, officers, directors, or shareholders, including, but not limited to, any

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                        statement that disparages the products, services,
                        finances, financial condition, capabilities or other aspect of the business of the Company. Notwithstanding any term to the contrary herein, the Executive shall not be in breach of this Section 5.2 for the making of any truthful statements under oath.

                (B) The Executive agrees not to directly or indirectly disclose, discuss, disseminate, be the source of or otherwise publish or communicate in any manner to any person or entity any confidential information concerning the personal, social or business activities of the Company or its controlling persons, or the executives, principals, officers, directors, agents or employees of any of the foregoing during or at any time after the termination of the Executive's employment. In addition, the Executive agrees that, without the Company's express written approval in each case, the Executive will not for a period of five (5) years following the Executive's Termination of Employment:

                        (i) write, be the source of or contribute to any articles, stories, books, screenplays or any other communication or publicity of any kind (written or otherwise) or deliver lectures in any way regarding or concerning information designated or treated by the Company as confidential , or

                        (ii) grant any interviews regarding or concerning information designated or treated by the Company as confidential.

         5.3    PROVISIONS NECESSARY AND REASONABLE

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                (A)     The Executive agrees that:

                        (i) the specific temporal and substantive provisions set forth in Section 5.1 of this Agreement are reasonable and necessary to protect the Company's business interests; and

                        (ii) in the event of any breach of any of the covenants set forth in Sections 5.1 and 5.2 herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach.

                                In recognition of the foregoing, the Executive agrees that, in the event of a breach or threatened breach of any of these covenants, in addition to such remedies as the Company may have at law, without posting any bond or security, Anteon shall be entitled to recover the Unearned Portion of any Extended Compensation Payment made pursuant to Section 3 of this Agreement (calculated as provided in Section 3.2 hereof), and the Company further shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

                (B) If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same

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                        shall not affect the remainder of the covenant or
                        covenants, which shall be given full effect without regard to the invalid portions.

                (C) If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

         6.     EXCISE TAXES

         a. Anything in this Agreement to the contrary notwithstanding, and except as set forth below, if, prior to application of this
                Section 6, Executive becomes entitled to severance payments or benefits under this Agreement, or any other payment or benefit under this or any other agreement with or plan of the Company, by reason of a Change in Control, which amounts are deemed to be "parachute payments" within the meaning of Section 280G of the Code (in the aggregate, the "Total Payments"), and if any of the Total Payments will be subject to the tax imposed by Section 4999 of the Code (the "Excise Tax") or any similar tax that may hereafter be imposed, then Company shall pay the Executive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by Executive of all Federal, state and local income taxes (including FICA and FUTA) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the

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                Total Payments. Notwithstanding the foregoing, no Gross-Up
                Payment shall be paid hereunder if the amount by which the Total Payments are required to be reduced in order to avoid application of the Excise Tax is less than fifty thousand dollars ($50,000). In such event, the Total Payments shall be reduced to the extent necessary to avoid application of the Excise Tax and no Gross-Up Payment shall be made.

         b. Subject to the provisions of paragraph "d", all determinations required to be made under this Section 6, including whether a Gross-Up Payment or reduction in Total Payments is required, the amount of any such Gross-Up Payment or reduction, and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized public accounting firm selected by the Company and reasonably acceptable to the Executive (the "Accounting Firm"). The Accounting Firm shall be retained to provide a written opinion both to the Company and Executive within 15 business days of the Executive's termination, or such earlier time as is requested by the Company or the Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that Total Payments shall be reduced, within ten days of the delivery of the determination to the Executive, the Executive will have the right to dispute the determination (the "Dispute") in accordance with Section 6.6 hereof. The Gross-Up Payment, if any, will be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination indicating that a Gross-Up Payment is required. If there is no Dispute, the determination will be binding, final and conclusive upon the Company and the

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                Executive, subject to the Executive receiving notice from any governmental taxing authority that the Executive's tax liability in respect of the Payment or the Gross-Up Payment is greater or less than the amount determined by the Accounting Firm.

         c. The Company's obligations under this paragraph (c) are subject to and conditioned on the Executive filing and paying Excise Taxes on a basis consistent with the determination of the Accounting Firm. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid or appealed. Executive shall not pay such claim prior to the expiration of the 15-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                (a) give the Company any information reasonably requested by the Company relating to such claim,

                (b) take such action in connection with contesting such claims as the Company shall reasonably request in writing from time to time, including,

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                        without limitation, accepting legal representation with
                        respect to such claim by an attorney reasonably selected by the Company,

                (c) cooperate with the Company in good faith in order to effectively contest such claim, and

                (d) permit the Company to participate in any proceedings relating to such claim;

                provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph "c", the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any

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                Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If the Company does not contest the Service's claim, or does not follow the procedures set forth above to contest such claim, the Company shall make a Gross-Up Payment assuming the Service's claim is correct.

         d. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding (a "Final Determination") that, notwithstanding the good faith of Executive and the Company in applying the terms of this Agreement, the amount of Excise Tax payable by Executive is greater than the amount determined under paragraph b above, such that Executive did not receive the entire Excise Tax equalization payment contemplated by paragraph "a", the Company shall promptly reimburse Executive for the full amount necessary to make Executive whole, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the original payment due date to the date of actual payment by the Company. Alternatively, if the actual amount of any Excise Tax paid by Executive is less than the amount of the Excise Tax calculated under paragraph "b" and paid by the Company to Executive, Executive shall have an obligation to repay the difference to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by Executive. Executive shall provide to the Company such proof of payment of the Excise Tax as the Company shall reasonably request in writing.

7.       MISCELLANEOUS

         7.1 Any modification of or amendment to this Agreement shall not be effective unless in writing and signed by the parties hereto.

         7.2 Neither the entering into of this Agreement nor any designation or award of any Extended Compensation Payment hereunder shall be held or construed to confer upon the Executive any legal right to continued employment with the Company. The Company expressly reserves the right to discharge the Executive whenever the interest of the Company, in its sole judgment, may so require, without any liability on the part of the Company, its directors, officers, employees, advisers, consultants, shareholders, agents or other representatives (including, but not limited to, the members of the Committee), or their respective heirs and legal representatives except for the liabilities expressly set forth in this Agreement.

         7.3 Benefits payable under this Agreement shall be subject to federal and state income tax and social security tax withholdings and any other withholdings mandated by law and shall be paid out of the general assets of Anteon, and are not required to be funded in any manner, although Anteon in its discretion may set aside amounts in respect of, or fund, benefits payable hereunder. Benefits payable to the Executive will represent an unsecured claim by the Executive against the general assets of Anteon.

         7.4 Except to the extent required by law, benefits payable under this Agreement shall not be subject to assignment, alienation, transfer, pledge, levy, attachment, or other legal process or encumbrance by the Executive and any attempt to do so shall be void. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee may not assign all or any portion of this Agreement without the prior written consent of the Company.

         7.5 This Agreement shall supersede any and all prior agreements regarding the subject matter hereof, and shall be interpreted and applied in accordance with the laws of the Commonwealth of Virginia (without reference to the rules relating to conflicts of laws), except to the extent superseded by applicable federal laws. Every notice relating to this Agreement shall be in writing and shall be deemed given upon receipt if sent by personal delivery, recognized overnight courier or by certified mail, postage prepaid, return receipt requested, sent to the principal office of the Company, if to the Company, or to the address of the Executive on the records of the Company, if to the Executive (or to such other address as either party may designate in writing to the other party).

         7.6 All disputes under this Agreement shall be resolved under the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be before a single arbitrator appointed according to said rules and shall take place in Fairfax, VA if the Executive was employed in Virginia on the day before the Change in Control, or within (15) miles of the limits of the municipality in which the Executive was employed on the day before the Change in Control , if the Executive was employed on such date in any other state. The arbitrator shall have no authority to add to, subtract from, amend, revise, enlarge or disregard any of the provisions of this Agreement. The arbitrator's award shall be final and binding upon all parties and judgment upon said award may be enforced in any court of competent jurisdiction.

         7.6 This Agreement replaces and supersedes any other severance policy or similar plan or arrangement in effect prior to the date listed above with respect to the Executive.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

                                         ANTEON INTERNATIONAL CORPORATION



                                         By: /s/
                                             ----------------------------------





Signature:
               --------------------------


Printed Name:
               --------------------------

                                                                       Exhibit A
                                                                       ---------


NAME OF EXECUTIVE

Extended Compensation Payment: A lump sum to be determined with reference to hypothetical salary continuation and bonus continuation for a period of 24 months, as calculated in accordance with Sections 3.1.2 and 3.1.4. In addition, Medical/Dental and Life Insurance shall continue for 24 months.

                                     RELEASE
                                     -------

                                  Introduction

         Various federal, state and local laws and regulations prohibit employment discrimination based upon, among other things, age, sex, race, color, national origin, religion, disability and/or veteran status. These anti-discrimination laws and regulations are enforced through the United States Equal Employment Opportunity Commission, the United States Department of Labor, and various state and local fair employment practices agencies. Other laws and regulations prohibit employers from terminating employees tortiously or wrongfully, in breach of express or implied covenants of good faith and fair dealing, in violation of public policy, or in such a manner as to negligently or intentionally inflict emotional distress. In other situations, employees may have claims against an employer for fraud, misrepresentation or defamation.

         Eligibility for the Extended Compensation Payment under the terms outlined in your agreement with Anteon International Corporation (the "Agreement") is contingent upon your signature and delivery of this Release to Anteon Corporation (the "Anteon", which, together with its subsidiaries and affiliates, shall be referred to herein as the "Company"). IF YOU DO NOT SIGN THE RELEASE (OR IF YOU SUBSEQUENTLY REVOKE THE RELEASE), YOU WILL NOT BE ENTITLED TO ANY EXTENDED COMPENSATION PAYMENT AWARDED UNDER THE AGREEMENT AND WILL HAVE NO RIGHT TO ANY EXTENDED COMPENSATION PAYMENT AWARDED UNDER THE AGREEMENT. If you breach the terms of your Release, Anteon will be entitled to the return of any Extended Compensation Payment you have received and to reimbursement by you of any counsel fees and expenses incurred by Anteon in enforcing such right of return.

         Under the terms of this Release, you waive any rights to bring claims against the Company, and all is past and/or present directors, trustees, officers, employees, affiliates, advisers, consultants, shareholders, agents and other representatives (including, but not limited to, the members of the Committee) with respect to employment or other work with Anteon and other matters, except as specifically and expressly allowed by this Release. This is a legally binding document. DO NOT SIGN THIS RELEASE UNLESS YOU THOROUGHLY UNDERSTAND IT.

                                     Release

         Under the Agreement and subject to the terms thereof, in exchange for the Extended Compensation Payment (less the amount necessary to satisfy applicable withholding requirements (the "Benefit Amount")), I hereby acknowledge that my employment with the Company has terminated as of ______________(1) and hereby release the Company and all its past and/or present directors, trustees, officers, employees, stockholders, affiliates, advisers, consultants, agents and other representatives (including, but not limited to, the members of the Committee), successors and assigns, in their individual and/or representative capacities (hereinafter together with the Company collectively referred to as "Anteon Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever ("Claims") that I or my heirs, executors, administrators, successors and assigns ever had, now have or may have against the Anteon Releasees, whether known or unknown to me, by reason of my employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on

------------------------
(1) If no date is inserted, the date of your execution of this Release shall be deemed to be the date of termination of employment.

or prior to the date that I have signed this Release other than a Claim that Anteon has failed to pay me the Extended Compensation Payment in the amount equal to the Benefit Amount, or so much thereof as shall be payable as provided in the Agreement. Such released Claims include, without limitation, any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment, as well as any and all Claims under state contract or tort law.

         I understand that my receipt of the Extended Compensation Payment will in no way affect any receipt of retirement, savings, vacation, health care or other benefits to which I am entitled as of my termination date under any plans, policies or arrangements of the Company in which I am a participant or in respect of which I am a beneficiary, except as otherwise provided in the Agreement.

         I understand and agree that I must not disclose the terms of this Release to anyone other than my spouse, my legal counsel and accountants to the extent necessary in order to obtain professional advice, that I must immediately inform my spouse, legal counsel and accountants that they are also prohibited from disclosing the terms of the Release, and that I must not make any derogatory allegations about Anteon Releasees. I further agree to return to the Company any property of the Anteon Releasees that I may have, no matter where located, and not to keep any copies or portions thereof.

         I represent that I have not filed, and will not hereafter file, any Claim against Anteon Releasees relating to my employment and/or cessation of employment with the

Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, other than a Claim that Anteon has failed to pay me an Extended Compensation Payment in the amount equal to the Benefit Amount or so much thereof as may be payable as provided in the Agreement.

         I understand and agree that if I am made a member of a class in any proceeding relating to a Claim against any Anteon Releasee, I will opt out of the class at the first opportunity afforded to me after learning of my inclusion. In this regard, I agree that I will execute, without objection or delay, an "opt-out" form presented to me either by the court in which such proceeding is pending or by counsel for any Anteon Releasee who is made a defendant in any such proceeding.

         I understand and agree that if I commence, continue, join in, or in any other manner attempt to assert any Claim released herein against Anteon Releasees, or otherwise violate the terms of this Release, Anteon shall have a right to the return of all Extended Compensation Payments paid to me by Anteon (together with interest thereon), and I shall reimburse Anteon for all counsel fees and expenses incurred by it in defending against such a Claim, provided that this right of return of such Extended Compensation Payments is without prejudice to the Company's other rights hereunder, including any waiver and release of any and all Claims against the Company.

         I understand and agree that Anteon's payment of the Extended Compensation Payment to me and my signing of this Release do not in any way indicate that I have any viable Claims against the Anteon Releasees or that the Anteon Releasees admit any liability to me whatsoever.

         I have read this Release carefully, have been given at least twenty-one
(21) days to consider all its terms, have been advised to consult an attorney and any other advisors of my choice, and fully understand that by signing below I am giving up any right which I may have to sue or bring any other Claims against the Anteon Releasees. I have not been forced or pressured in any manner whatsoever to sign this Release, and I agree to all its terms voluntarily.

         I have not relied on any representations, promises or agreements of any kind made to me in connection with my decision to accept the Extended Compensation Payment except for those set forth in this Release. I understand that if I wish, I can consider this Release for at least twenty-one (21) days before I decide whether to sign it.

         I understand and agree that this Release will be governed by Virginia law. I also agree and understand if one or more of these provisions is found to be invalid, illegal or unenforceable, that will not affect any other provisions of this Release.

         I understand that I have seven (7) days from the date I have signed this Release below to revoke this Release, that this Release will not become effective until the eighth (8th) day following the date that I have signed this Release, and that Anteon will have no obligation to pay me the Extended Compensation Payment set forth in the Agreement unless and until this Release becomes effective.



_________________________                  _________________________________
       Date                                        Employee's Signature